EMPLOYMENT AGREEMENT



         AGREEMENT, dated as of May 26, 1998, by and between FIRSTBANK PUERTO RICO (the "Bank") and Randolfo Rivera Sanfeliz (the "Executive").

         WHEREAS, the Bank wishes to retain the services of the Executive and the retention of the Executive's services for and on behalf of the Bank is of material importance to the preservation and enhancement of the value of the Bank's business;

         WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with the Executive to take effect immediately upon execution of the same;

         WHEREAS , the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Bank and the Executive;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto agree as follows:

         1. Employment. The Bank agrees to continue to employ the Executive and the Executive agrees to continue in the employment of the Bank for the period stated in Paragraph 4 hereof and upon the other terms and conditions herein provided.

     2. Position and Responsibilities. The Executive is employed as an Executive Vice President, and shall carry out and render to the Bank such services as are customarily performed by persons situated in a similar executive and professional capacity. The Executive shall also perform such other related duties as he may from time to time be reasonably directed, including, but not limited to performing duties for the Bank or for any of its present or future subsidiaries. The Executive shall report to the Senior Executive Vice President and Chief Lending Officer of the Bank, or to any Executive Officer designated by the President or the Board of Directors.

         3. Duties. During the period of employment hereunder, and except for illness, vacation periods, and reasonable leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder as is customary for an executive holding a similar position in a financial institution of comparable size.

            The Executive agrees that during the term of his employment hereunder, except with the express consent of the Board of Directors he will not, directly or indirectly, engage or participate, become director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that the Executive shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

         4. Term. The initial term of employment under this Agreement shall be for a period of four (4) years, commencing on the date hereof and terminating May 31, 2002. On each anniversary of the date of commencement of this Agreement, the term of employment hereunder shall automatically be extended for an additional one (1) year period beyond the then effective expiration date, unless either party receives written notice, not less than ninety (90) days prior to the anniversary date, advising the other party that this Agreement shall not be further extended. Any such written notice shall not affect any prior extensions of the term of employment hereunder.

         5. Standards. The Executive shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards as are established from time to time by the Board of Directors and/or management of the Bank. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the banking industry.

                  Notwithstanding anything to the contrary, nothing in this Agreement will be interpreted in any manner which would tend to limit or interfere with the authority or oversight duties and discretion of the Board of Directors to establish adequate guidelines for the effective management of the Bank.

         6.       Compensation and Reimbursement of Expenses.

                  a)       Compensation

     The Bank agrees to pay the Executive during the term of this Agreement a base salary of not less than two hundred thousand dollars ($200,000) per year, and a signing bonus of fifty thousand dollars ($50,000) at the term of the execution of this Employment Agreement. The performance of the Executive shall be reviewed annually by the Board of Directors and the salary provided herein may be increased, but not decreased, in accordance with the recommendation of the Compensation Committee. The salary provided herein shall not be paid less frequently than monthly.

                  b)       Performance Bonus

     In addition to the salary set forth above, the performance of the Executive and of the Bank during each year of employment shall be evaluated on the basis of the Bank's achievement of the predetermined business objectives contained in the Bank's annual business plan. The contribution of the Executive to the achievement of the Bank's annual business objectives and his performance in such other functions as may be reasonably put under his charge, will be evaluated by the President and Chief Executive Officer and/or the Senior Executive Vice President and Chief Lending Officer who may recommend to the Compensation
Committee payment of a performance bonus in an amount which the Compensation Committee may determine at its discretion. The performance bonus payable on January 1999 and the performance bonus payable on January 2000 will not be less than one hundred thousand dollars ($100,000) per each such years.

                  c)       Stock Options

     The Executive will be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits and privileges given to employees and executives of the Bank or its subsidiaries and affiliates which now exist or may come into existence hereafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Compensation Committee and approved by the Board of Directors. The terms and conditions of such stock options will be within the parameters set forth in the employee stock option plan of the Bank or other similar plan under which a benefit or privilege is made available. Notwithstanding the above, simultaneously with the execution of this Employment Agreement, and as an integral part of the recruitment package agreed upon, the Executive will receive stock options for forty thousand (40,000) shares.

                  d)       Automobile Expenses.

     (i) The Bank shall provide the Executive with a company owned automobile. Such automobile will be furnished in accordance with existing executive automobile policy as approved by the Board of Directors. All expenses, including but not limited to insurance, maintenance, repairs, fuel, and lubrication services, shall be provided by the Bank.

     (ii) Monthly or not more than thirty (30) days after the expenses are incurred, the Bank shall pay or reimburse the Executive for any gasoline, oil and maintenance or repair expenses which the Executive incurs directly in the operation of the automobile provided hereunder.

                  e)       Reimbursement of Expenses.

     Not less frequently than monthly, the Bank shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his duties under this Agreement.

                  f)       Office.

     The Bank shall furnish the Executive with a private office, a private secretary and such other assistance and accommodations as shall be suitable to the character of the Executive's position with the Bank and adequate for the performance of his duties hereunder.

                  g)       Membership at club

     The Bank shall pay all initiation and monthly fees related to a full membership for the Executive in the Dorado Beach Hotel.

         7. Participation in Benefit Plans. The payments and benefits provided hereunder are in addition to any payment and benefits to which Executive may be or may become entitled under any other present or future group employee benefit plan or program of the Bank for which executives are or shall become eligible, and the Executive shall be eligible to receive all benefits and entitlements for which the executives are eligible under every such plan or program.

         8. Voluntary Absences; Vacations and Sick Leave. The Executive shall be entitled, without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count either as paid vacation time or sick leave, unless otherwise provided by the Board of Directors. The Executive shall be entitled to an annual paid vacation of eighteen (18) working days per year, or such longer periods as the Board of Directors may approve, which vacations shall be scheduled by the Executive with the prior approval of the Senior Executive Vice President and Chief Lending Officer, taking into account the needs of the Bank. The Executive may accumulate unused paid vacation time from one calendar year to the next; provided, that such accumulation shall not exceed thirty-six (36) working days of unused vacation time from prior years. The Executive shall be entitled to up to fifteen (15) non-cumulative working days of paid sick leave per year or such longer period as the Board of Directors may approve.

         9. Benefits Payable Upon Disability or Death. The Bank shall, at all times, maintain in effect disability and death benefits insurance for the benefit of the Executive in an amount at least equal to that maintained for executives of similar rank and which will not be less than that maintained by the Bank for all officers and employees. Provided that the Bank may increase but never decrease the benefits which the Executive and/or the Executive's heirs would be entitled to thereunder.

         10.      Disability.

     (a) If the Executive shall become disabled or incapacitated for a number of consecutive days exceeding those to which he is entitled as sick-leave, and it is determined that he will continue to temporarily be unable to perform his duties under this Agreement, he shall nevertheless continue to receive sixty percent (60%) of his total compensation, exclusive of any benefits which may be in effect for Bank employees under Paragraph 7 hereof until such time as he may rejoin active employment. Upon returning to active duty, the Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 6 of this Agreement) shall be reduced in proportion to the time spent in said employment.

     (b) For purposes of this Agreement, the Executive shall be deemed to be permanently disabled or incapacitated if the Executive, due to physical or mental illness, shall have been absent from his duties with the Bank on a full-time basis for three (3) consecutive months. In such case, the Board of Directors may remove the Executive from employment and may employ another executive in such capacity; provided, that, if the Executive shall not agree with a determination to remove him because of disability or incapacity, the question of the Executive's ability to continue in active employment shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding. If it is determined that the Executive is permanently disabled, he shall nevertheless continue to receive sixty percent (60%) of his total compensation for the remaining term of this Agreement.

     (c) There shall be deducted from the amounts paid to the Executive hereunder during any period of disability or incapacitation as described herein, any amounts actually paid to the Executive pursuant to any disability insurance or other similar such program, as provided in Paragraph 9 hereof, which the Bank has instituted or may institute on behalf of its employees for the purpose of compensating the Executive in the event of disability.

         11.      Termination of Employment.

     (a) Without cause. The Board of Directors may, without cause, terminate this Agreement at any time, by giving ninety (90) days written notice to the Executive. In such event, the Executive, if requested by the Board of Directors, shall continue to render his services, and shall be paid his regular salary up to the date of termination. In addition, the Executive shall be paid from the date of termination a severance payment of four (4) years base salary (less all amounts required to be withheld and deducted), such payment to be made in substantially equal semimonthly installments on the fifteenth and last days of each month, or if these days are nonbusiness days, the immediately preceding business day, commencing with the month in which the date of termination occurs and continuing for twenty-four (24) consecutive semimonthly payment dates.

     The Executive may, without cause,  terminate the Agreement by giving ninety
(90) days written notice to the Board of Directors. In such event, the Executive shall continue to render his services and shall be paid his regular salary up to the date of termination, but shall not receive any severance payment. In the event that the Executive terminates his agreement without cause, the Bank shall be entitled to enjoin the employment of the Executive as an officer or employee of any significant competitor of the Bank for a period of one (1) year. The term "significant competitor" shall mean any bank, savings bank or savings and loan association which at the date of its employment of the Executive has total assets of one billion dollars or more and a home or branch office in any city in Puerto Rico. In consideration of the Executive entering into this non-competition agreement, he shall receive an amount of $50,000 which amount is for purposes of this Agreement included as part of the Executive's base salary.

     (b) With Cause. The Board of Directors may, at any time, terminate this Agreement for cause. In such event, the Executive shall not be entitled to receive any further compensation from the date of notice of termination. For the purpose of this Agreement, "termination for cause" shall include any act or omission on the part of the Executive which involves personal dishonesty, willful misconduct, breach of fiduciary duty, a material violation of any law, rule or regulation relating to the banking industry or a material breach of any provision of this Agreement, such as the willful and continued failure of the Executive to perform the duties herein set forth. No act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank. For purposes of this paragraph, any act or omission to act on the part of the Executive in reliance upon an opinion of counsel to the Bank or to the Executive shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Bank.

     The Executive may, with cause, terminate this Agreement. For purposes of this paragraph, termination with cause shall mean a failure of the Bank to comply with any material provision of this Agreement, which failure has not been cured within fifteen (15) days of receipt of a written notice by the Executive of such noncompliance by the Bank, to such case the Executive shall be entitled to the same severance payment set forth for cases of termination without cause by the Bank.

     (c) If the Executive is suspended and/or prohibited from participating in the conduct of the Bank's affairs by a notice or order served under Sections 8(e)(3), (e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 USC 1818(e)(3), (e)(4) and (g)(1)], or any other similar provision of state or federal law now in place or enacted in future, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless such prohibition and/or suspension is stayed by appropriate proceedings. If after a hearing is held and upon judicial review, the notice or order suspending and/or prohibiting the Executive from participating in the affairs of the Bank is confirmed, then this Agreement shall be terminated with cause. If the charges in the notice or order are dismissed, the Bank shall: (i) pay the Executive all the compensation withheld while the contractual obligations were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (d) If the Bank is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction, the appropriate Federal banking agency or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank for the purpose of liquidation, all obligations under this Agreement shall terminate as of the date of default, but rights of the Executive to compensation earned as of the date of termination shall not be affected.

     (e) In the event that the Executive is terminated or he terminates this Agreement, in a manner which violates the provisions of this Paragraph 11, as determined by the arbitration procedure provided in Paragraph 22, the Executive or the Bank, as the case may be, shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Executive or the Bank, as the case may be, in challenging such termination.

         12.      Change in Control.

     (a) If during the term of this Agreement there is a "change in control" of the Bank, as such term is defined in sub-paragraph (c) hereunder, the Executive shall be entitled to receive from the Bank a severance payment in consideration of having bound himself to employment by the Bank and having foregone other business or professional opportunities, actual or potential. The severance payment shall be a lump sum cash payment equal to four (4) times the Executive's total compensation, as the term is defined in Section 12(b) of this Agreement, to be made on or before the fifth day following the date on which the change in control occurs.

     (b) For purposes of this section, the term total compensation shall mean the Executive's base salary plus the highest cash Performance Bonus paid to the Executive in any of the four (4) fiscal years prior to the date of the change in control, and the value of any other benefits provided to the Executive during the year in which the change in control occurs which are listed and attached hereto as Exhibit A, as it may be amended from time to time.

     (c) The term  "change in  control"  shall be deemed to have taken place if:
(i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Bank having twenty-five percent (25%) or more of the total number of votes which may be cast for the election of directors of the Bank or which, by cumulative voting, if permitted by the Banks charter or bylaws, would enable such third person to elect twenty-five percent (25%) or more of the directors of the Bank; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of the Bank or any successor institution. Notwithstanding the provisions of this paragraph, a change in control of the Bank shall not be deemed to have occurred in the event the Bank undertakes a reorganization to form a bank holding company.

     (d) Any payments made to the Executive pursuant to this Agreement are subject to and conditioned upon their compliance with 12 USC 1828(k) and any regulations promulgated thereunder. The Bank shall in good faith seek to obtain, if necessary or required, any consents or approvals from the FDIC or any other applicable regulatory agency and any successors thereto with respect to any payments to be made or any benefits to be provided to the Executive pursuant to the terms of this Agreement.

     13. Confidentiality; Injunctive Relief. Recognizing that the knowledge and information about, or relationships with, the business associates, customers, clients, and agents of the Bank and its affiliated companies and the business methods, systems, plans, and policies of the Bank and of its affiliated companies which Executive has heretofore and shall hereafter receive, obtain, or establish as an employee of the Bank or otherwise are valuable and unique assets of the Bank, the Executive agrees that, during the continuance of this Agreement and thereafter, he shall not (otherwise than pursuant to his duties hereunder) disclose without the written consent of the Bank, any material or substantial, confidential, or proprietary know-how, data, or information pertaining to the Bank, or its business, personnel, or plans, to any person, firm, corporation, or other entity, for any reason or purpose whatsoever. Executive acknowledges and agrees that all memoranda, notes, records, and other documents made or compiled by Executive or made available to Executive concerning the Bank's business shall be the Bank's exclusive property and shall be delivered by Executive to the Bank upon expiration or termination of this Agreement or at any other time upon the request of the Company.

     The provisions of this Paragraph 13 shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefor.

     Executive hereby acknowledges that the services to be rendered by him are of special, unique, and extraordinary character and, in connection with such services, he will have access to confidential information concerning the Bank's business. By reason of this, Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to confidentiality, the Bank would sustain irreparable harm and, therefore, in addition to any other remedies which the Bank may have under this Agreement or otherwise, the Bank will be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement. The term "Confidential Information" means: (1) proprietary information of the Bank; (2) information marked or designated by the Bank as confidential; (3) information, whether or not in written form and whether or not designated as confidential, which is known to the Executive as treated by the Bank as confidential; and (4) information provided to the Bank by third parties which the Bank is obligated to keep confidential, specifically including Bank customer lists and information. Confidential Information does not include any information now or hereafter voluntarily disseminated by the Bank to the public, or which otherwise becomes part of the public domain through lawful means.

     14. No assignments. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party. However, in the event of the death of the Executive all his rights to receive payments hereunder shall become rights of his estate.

     15. Benefits. Any benefits due or provided hereunder to the Executive shall be in addition to, and not in substitution of, any benefit to which the Executive is otherwise entitled to without regard to the Agreement.

     16. Mitigation. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Bank's obligation to make the payments and arrangements required to be made under this Agreement.

     17. Notices. All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:

     (a) When personally delivered to the Office of the Secretary of the Bank at his regular corporate office, or the Executive in person; or

     (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid, to: (i) the
Bank: c/o Office of the Secretary of the Bank FirstBank Puerto Rico PO Box 9146 Santurce, PR 00908-0146

                  (ii)     the Executive:

                                    Mr. Randolfo Rivera Sanfeliz
                                    Urb. Tierra Alta II
                                    P-12 Calle Las Palomas
                                    Guaynabo, PR  00969

or to such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.

         18. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Bank shall be required in order for the Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of the Executive with or without cause under Paragraph 10 hereof.

     19. Section Headings. The Paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     20. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     21. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Puerto Rico. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be in the Superior Court for the Commonwealth of Puerto Rico, in San Juan, in the case of state court jurisdiction, when clause 21 of this Agreement is not legally applicable.

        22. Arbitration. Any controversy as to the interpretation of this contract must be submitted before three (3) arbitrators to be appointed by the American Arbitration Association ("AAA"). The rules and regulations of the AAA shall govern the procedures of said arbitration. The award of a majority of arbitrators shall be binding and final on the parties.

                                                          FIRSTBANK PUERTO RICO



                                                  /S/ German Malaret
                                                 ---------------------------
                                                              Chairman

ATTEST:/s/ Antonio Escriba
---------------------------


                                               EXECUTIVE: /s/ Randolfo Rivera
                                              -----------------------------